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                          FUND PARTICIPATION AGREEMENT

         This Fund Participation Agreement (the "Agreement"), dated as of the 30th day of April, 2001, is made by and among National Integrity Life Insurance Company ("National Integrity Life"), on its own behalf and on behalf of each of its separate accounts (each a "Separate Account" and together the "Separate Accounts") and Touchstone Variable Series Trust (the "Trust") and the various series of the Trust (each a "Fund" or together the "Funds"), as set forth in Exhibit A attached hereto as amended by the parties from time to time, all of which Funds serve as underlying investment media for the Sub-Accounts.

         The parties hereby agree as follows:

         1.       REPRESENTATIONS AND AGREEMENTS OF THE PARTIES.

         1.1      The Trust makes the following representations and covenants:

         (a) The Trust has been established and is validly existing and in good standing as a business trust under the laws of the Commonwealth of Massachusetts and consists of separate series described in the most recent Post-Effective Amendment to its Registration Statement on Form N-1A (the "Trust Registration Statement").

         (b) The Trust is a no-load diversified, open-end, management investment company and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The offering of the securities of the Trust has been registered under the Securities Act of 1933, as amended (the "1933 Act").

         (c) The Trust has supplied written information regarding the Trust and each of the Funds to National Integrity Life for inclusion in the Post-Effective Amendments to the Registration Statements of the Separate Accounts (the "National Integrity Life Registration Statements") for the Contracts (as defined in Section 1.2(a) below) to be issued by the Separate Accounts. The information does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (d) The Trust Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. This representation does not extend to statements or omissions made in reliance upon and in conformity with written information furnished by National Integrity Life for inclusion in the Trust Registration Statement.

         (e) The Trust and each Fund complies with and qualifies under the requirements applicable to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). The Trust will notify National Integrity Life immediately upon having a reasonable basis for believing that the Trust or any Fund has ceased to comply with these requirements or might not meet these requirements in the future.


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         (f)      Each Fund complies with the diversification requirements set forth in Section 5(b)(1) of the 1940 Act and Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code and each Fund will at all times invest money from the Contracts in such a manner to ensure the Contracts will be treated as "variable contracts" under the Code and regulations issued thereunder. The Trust will notify National Integrity Life immediately upon having a reasonable basis for believing that any Fund has ceased to meet these requirements or might not meet these requirements in the future.

         (g) Except for shares or interests sold for organizational purposes prior to the effective date of the initial Registration Statement of the Trust, the Trust will not sell shares of the Funds to purchasers other than the Separate Accounts or one or more other separate accounts established by National Integrity Life or other life insurance companies.

         1.2 National Integrity Life makes the following representations and covenants:

         (a) National Integrity Life is an insurance company organized and is validly existing and in good standing under applicable law and has legally and validly established the Separate Accounts as separate accounts under New York law. The Separate Accounts are registered as unit investment trusts under the 1940 Act to serve as investment vehicles for variable annuity contracts and flexible premium variable universal life insurance contracts to be offered by the Separate Accounts (the "Contracts").

         (b) The offering of the Contracts has been registered under the 1933 Act. The Contracts are treated as annuity contracts or life insurance contracts under the applicable provisions of the Code. National Integrity Life will notify the Trust immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or might not be so treated in the future.

         (c) Each Sub-Account is a "segregated asset account" for purposes of diversification testing. Interests in each Sub-Account are offered exclusively through the purchase of a "variable contract," within the meaning of such term under Section 817(d) of the Code. National Integrity Life will notify the Trust immediately upon having a reasonable basis for believing that these requirements are no longer being met or might not be met in the future.

         (d) The information regarding National Integrity Life and the Separate Accounts that National Integrity Life has supplied to the Trust for inclusion in the Trust Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         1.3 The representations and covenants contained in Sections 1.1 and 1.2 are continuing representations and covenants of each party making them and must be satisfied


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throughout the term of this Agreement. Each party will immediately notify the other if any of the representations and covenants contained in these Sections have not or will not be met.

         2. MARKETING. National Integrity Life, through its distributor (the "Distributor"), will make all reasonable efforts to market the Contracts. In marketing the contracts, National Integrity Life and the Distributor will comply with all applicable state or federal securities and insurance laws. National Integrity Life will adopt and implement procedures reasonably designed to ensure that information concerning the Trust and its affiliates (as defined in Section 12 below) that is intended for use only by brokers or agents selling the Contracts ("broker only materials") is so used and neither the Trust nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such "broker only materials."

         3. VALUATION AND PURCHASE AND REDEMPTION ORDERS.

         3.1 The Trust will use its best efforts to cause its administrative services and fund accounting agent (the "Accounting Agent"), or any other person acting in a similar role, to provide to National Integrity Life, promptly following the close of trading (the "Close") on each Business Day (as defined in 3.3 below), (x) the net asset value per share for each Fund as of the Close on that Business Day, (y) the per share amount of any dividend or capital gain distribution made by a Fund in respect of the shares held by the corresponding Sub-Account, if the "ex-dividend" date for such dividend or distribution has occurred since the Close of the preceding Business Day, and (z) based on these net asset values and dividends and distributions, the Accumulation Unit Value (as such term is defined in the National Integrity Life Registration Statement) to be used in determining values in each Sub-Account.

                  If the Trust provides National Integrity Life with materially incorrect share net asset value information, the Trust will make, or will cause the Accounting Agent to make, an adjustment to the number of shares purchased or redeemed for the Separate Accounts to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information, or Accumulation Unit Values will be reported promptly upon discovery to National Integrity Life.

                  Notwithstanding the above, the Trust will not be held responsible for providing National Integrity Life with values on any day that is not a Business Day, when an emergency exists making the valuation of a Fund's portfolio securities not reasonably practicable, or during any period when the Securities and Exchange Commission ("SEC") has by order permitted the suspension of pricing of shares for the protection of shareholders.

         3.2 The Trust will execute all orders from National Integrity Life (whether net purchases or net redemptions) at the net asset value per share, as determined as of the Close on the Business Day on which the orders were duly received by National Integrity Life from owners of the Contracts in accordance with the National Integrity Life Registration Statement. For purposes of this
Section 3.2, National Integrity Life will be the designee of the Trust for receipt of orders from owners of the Contracts. Accordingly, receipt of an order for the purchase or the redemption of shares of the Trust by National Integrity Life will, for purposes of Section 3.1 above and this Section 3.2, constitute receipt of an order by the Trust, provided that the Trust receives notice of the order by 11:00 A.M. on the following Business Day.


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         Orders received by National Integrity Life will be sent directly to the
Trust or its specified agent, and payment for purchases, net of redemptions, will be wired to a custodial account designated by the Trust. If redemptions for the Trusts for any period exceed purchases, the Trust will wire the excess amount to an account designated by National Integrity Life.

         Promptly after executing the orders, the Trust will provide to National Integrity Life a written confirmation, which will include (x) the number of shares of the Trust in each Fund at the Close of the preceding Business Day, (y) a detailed account, by dollars and by shares, of the purchases and redemptions for the Trust (and the net result of the purchases and redemptions) by each Sub-Account since the Close of the applicable Business Day, and (z) the number of shares of each Fund of the Trust held by each Fund's corresponding Sub-Account after all such transactions have been executed.

         3.3 "Business Day" means any day on which the New York Stock Exchange is open for trading and each other day, if any, on which the Trust is required to calculate the net asset value of a Fund, as set forth in the Trust Registration Statement.

         4.1 EXPENSES. All expenses related to (y) the establishment and operation of the Trust, including all costs of registration and other compliance under state and federal laws and (z) the performance by the Trust of its obligations under this Agreement, will be paid by the Trust.

         4.2 DOCUMENTS TO BE PROVIDED BY TRUST. The Trust will provide to National Integrity Life, for use by the Separate Accounts and the Sub-Accounts, a reasonable quantity of (w) all prospectuses of the Trust or any Fund required for delivery to existing Contract owners and all related statements of additional information, (x) all proxy material required for meetings of shareholders of the Trust or any Fund thereof, (y) all periodic reports to shareholders of the Trust required to be delivered to the Contract owners and
(z) any other material required by applicable laws, rules or regulations to be distributed to the owners of the Contracts.

         5. SALES REPRESENTATIONS. Except with the express written permission of the Trust, National Integrity Life and its agents will not make any representations concerning the Funds other than those contained in (w) the then current prospectuses and related statements of additional information of the Trust or any Fund, (x) published reports or other materials of the Trust that are in public domain and approved by the Trust for distribution, (y) any current printed sales literature of the Trust or any Fund and (z) any current printed sales literature related to the Contracts that is delivered to the Trust and as to which the Trust has not objected by notice to National Integrity Life given in accordance with Section 17.

         6. ADMINISTRATIVE SERVICES TO CONTRACT OWNERS. Administrative services to Contract owners will be the responsibility of National Integrity Life and will not be the responsibility of the Trust. The Trust recognizes that National Integrity Life, through the Separate Accounts and the Sub-Accounts, will be a shareholder of the Trust and the Funds for the benefit of owners of the Contracts.


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         7. INFORMATION TO BE PROVIDED BY TRUST.

         (a) The Trust will provide National Integrity Life, after the end of each fiscal year of the Trust, with such investment advisory expense data and other expense data of each Fund for the fiscal year, and with such other information related to the Trust or the Funds as may be necessary to enable National Integrity Life to fulfill, on a timely basis, its prospectus disclosure obligations under federal securities laws and its obligations under the Contracts to provide information to the Contract owners.

         (b) The Trust will provide National Integrity Life, as soon as reasonably practical after the end of each fiscal year of the Trust, with all information regarding the Funds required by National Integrity Life to meet the requirements imposed on it, the Separate Accounts or the Sub-Accounts pursuant to Rule 30e-2 under the 1940 Act.

         (c) The Trust will promptly disclose in writing to National Integrity Life any information regarding the Trust or any Fund that is reasonably required by National Integrity Life in order to cause the information regarding the Trust and the Funds included in the prospectuses, statements of additional information and other disclosure documents then being used by National Integrity Life in connection with its offering of the Contracts to conform to the representations and covenants made in Section 1.1.

         8. VOTING. So long as, and to the extent that, the SEC continues to interpret the 1940 Act to require (and so long as any state insurance department or agency having jurisdiction requires) pass-through voting privileges for variable contract owners, the Trust will provide National Integrity Life, on a timely basis and at no cost to National Integrity Life, with sufficient copies of all proxy material for distribution to the Contract owners. National Integrity Life will distribute all the material, will solicit voting instructions from Contract Owners and will vote shares in the applicable Fund in accordance with instructions received from the Contract owners. National Integrity Life will vote those shares for which no instructions have been received in the same proportion as the portion for which instructions have been received from Contract owners. National Integrity Life will not recommend or oppose action in connection with any such vote or interfere with any such solicitation of proxies.

         9. INSURANCE. The Trust will maintain, without cost or expense to National Integrity Life, (y) fidelity bond coverage in an amount not less than the minimum coverage required by Rule 17g-1 under the 1940 Act, and (z) errors and omissions coverage in an amount and with companies determined by the Board of Trustees of the Trust. The Trust and each Fund will be named insureds under each such coverage. At the request of National Integrity Life, which may be made not more frequently than twice in any calendar year, the Trust will supply, or cause the company issuing such policies to supply evidence in writing that the bonds and other insurance policies called for by this Section 9 are then in force with such companies and in such amounts as either comply with Rule 17g-1 or have been approved by the Board of Trustees of the Trust.


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         10. TERMINATION.

         10.1     This Agreement will terminate:

         (a) at the option of any party, upon not less than 60 days advance written notice to the other parties;

         (b) at the option of the Trust, with respect to any one or more of the Funds, if the Board of Trustees of the Trust determines that liquidation of the Fund or Funds is in the best interests of each Fund and its beneficial owners; provided that any such Fund will be continued in operation for a sufficient period of time after the determination to permit the substitution of the shares of another investment company for the shares of the Fund in accordance with applicable laws, rules or regulations or SEC staff positions and that the Trust shall bear all reasonable costs to obtain and implement an order pursuant to
                  Section 26 (b) of the Investment Company Act of 1940 for such a substitution;

         (c) at the option of National Integrity Life, immediately upon delivery of written notice to the Trust, if (w) any Fund ceases to qualify as a regulated investment company under Subchapter M of the Code or fails to comply with Section 817(h) or the Code, provided that the termination will be effective only as to those Funds that ceases to qualify or fails to comply (x) shares in any Fund are not available for any reason to meet the requirements of the Contracts, as determined by National Integrity Life, provided that the termination will be effective only as to those Funds that are not reasonably available, (y) any one or more of the representations set forth in Section 1.1 are, individually or in the aggregate, materially untrue, or if the Trust breaches any one or more of the terms of this Agreement and such breaches are, individually or in the aggregate, material, or
                  (z) any combination of untrue representations and breaches of agreement terms are, individually or in the aggregate, material;

         (d) at the option of the Trust, immediately upon delivery of written notice to National Integrity Life, if (x) any Contract ceases to qualify as an annuity contract or life insurance contract under the Code (other than by reason of a Fund's noncompliance with Subchapter M or Section 817(h) of the
                  Code), provided that the termination will be effective only as to those Contracts that cease to qualify, (y) any one or more of the representations set forth in Section 1.2 are, individually or in the aggregate, materially untrue, or if National Integrity Life breaches any one or more of the terms of this Agreement and such breaches are, individually or in the aggregate, material, or (z) any combination of untrue representations and breaches of agreement terms are, individually or in the aggregate, material;

         (e) at the option of the Trust, immediately upon delivery of written notice to National Integrity Life, if formal proceedings against a Separate Account or National Integrity Life have been instituted by the National Association of Securities Dealers ("NASD"), the SEC or any other regulatory body;


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         (f)      at the option of National Integrity Life, immediately upon delivery of written notice to the Trust, if formal proceedings against the Trust have been instituted by the NASD, the SEC or any other regulatory body;

         (g) at the option of the Trust or National Integrity Life, immediately upon notice to the other party, if shares of the Funds or the Contracts are not issued or sold in conformance with federal law or such law precludes the use of shares in the Fund as an underlying investment medium for the corresponding Sub-Account or indirectly for the Contracts issued or to be issued by the Separate Accounts,. provided that the termination will be effective only as to those Funds or those Contracts that are adversely affected; or

         (h) with respect to any Fund, if either the requisite vote of the Contract owners having an interest in the Fund is obtained for, or the SEC gives requisite approval to, the substitution of the shares or interests of another investment company for the shares of the Fund as investments for any one or more of the Sub-Accounts; provided that National Integrity Life gives the Trust not less than 60 days prior written notice of either
                  (y) any such proposed vote of Contract owners, or (z) any proposed application for an order of substitution from the SEC.

         10.2 Prompt notice of any triggering event described in Section 10(b) - Section 10(g) above occur will be given by any party to the other parties.

         10.3 The parties hereto agree to cooperate and give reasonable assistance to the other parties in taking all necessary and appropriate steps for the purpose of ensuring that a Sub-Account or a Separate Account owns no shares of a Fund as soon as reasonably practicable after the termination of the Agreement.

         11. TERMINATION DOES NOT RELIEVE CERTAIN OBLIGATIONS. Termination as the result of any cause listed in Section 10, except as and in respect of any Fund or Funds as to which this Agreement was terminated in accordance with
Section 10(b) or Section 10(f), will not affect the obligation of the Trust to provide shares of the Funds for investment by the Sub-Accounts (and all related information required by National Integrity Life, the Separate Accounts and the Sub-Accounts to meet the requirements of the 1940 Act and the Code as to such investment) in connection with the Contracts then in force for which the shares of the Funds are serving as underlying investment media, unless the further sale of the shares is proscribed by law, by the SEC or by any other regulatory body.

         12.      INDEMNIFICATION.

         12.1     OF TRUST BY NATIONAL INTEGRITY LIFE.

         (a) Except to the extent provided in Sections 12.1(b) and 12.1(c) below, National Integrity Life agrees to indemnify and hold harmless the Trust, the Trust Affiliates, and each person, if any, who controls the Trust or a Trust Affiliate within the meaning of Section 15 of the 1933 Act and each of their respective Trustees, directors and officers, (collectively, the "Indemnified Parties" for the purposes of this Section 12.1) against any and all losses, claims, damages,


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                  liabilities (including amounts paid in settlement with the written consent of National Integrity Life) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise; provided, a Sub-Account owns shares of the corresponding Fund and insofar as such losses, claims, damages, liabilities or actions:

                  (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any National Integrity Life Registration Statement or related prospectus, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to National Integrity Life or the Distributor by or on behalf of the Trust for use in such National Integrity Life Registration Statement or related prospectus, the Contracts, or sales literature or advertising for the Contracts, or otherwise for use in connection with the sale of the Contracts or shares of the Funds (or any amendment or supplement to any of the foregoing); or

                  (2) arise out of or as a result of any other statements or representations (other than statements or representations contained in the Trust Registration Statement or any related prospectus, or sales literature or advertising of the Trust [or any amendment or supplement to any of the foregoing] that were not supplied for use therein by or on behalf of National Integrity Life, the Distributor or an National Integrity Affiliate and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of National Integrity Life, the Distributor or the National Integrity Affiliates or persons under their control (including, without limitation, their employees and "persons associated with a member" as that term is defined in paragraph (q) of Article I of the NASD's By-Laws) in connection with the sale or distribution of the Contracts or shares of the Funds; or

                  (3) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Trust Registration Statement or any related prospectus or sales literature or advertising of the Trust (or any amendment or supplement to any of the foregoing) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Trust or the Trust Affiliates by or on behalf of National Integrity Life, the Distributor or the National Integrity Affiliates for use in the Trust Registration Statement or any


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                           related prospectus or sales literature or advertising
                           of the Trust (or any amendment or supplement to any of the foregoing); or

                  (4) arise as a result of any failure by National Integrity Life or the Distributor to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by National Integrity Life in this Agreement or arise out of or result from any other material breach of this Agreement by National Integrity Life or the Distributor; or

                  (5) arise as a result of failure of the Contracts to qualify as annuity contracts or life insurance contracts under the Code, otherwise than by reason of any Fund's failure to comply with Subchapter M or
                           Section 817(h) of the Code.

         (b)      National Integrity Life shall not be liable under this Section
                  12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (y) under this Agreement or
                  (z) to the Trust.

         (c)      National Integrity Life shall not be liable under this Section
                  12.1 with respect to any action against an Indemnified Party unless the Trust shall have notified National Integrity Life in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify National Integrity Life of any such action shall not relieve National Integrity Life from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.1. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, National Integrity Life shall be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from National Integrity Life to such Indemnified Party of National Integrity Life's election to assume the defense thereof, the Indemnified Party will cooperate fully with National Integrity Life and shall bear the fees and expenses of any additional counsel retained by it, and National Integrity Life will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

         12.2     OF NATIONAL INTEGRITY LIFE BY TRUST.


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         (a)      Except to the extent provided in Section 2 and Sections
                  12.2(c), 12.2(d) and 12.2(e) below, the Trust agrees to indemnify and hold harmless National Integrity Life, the National Integrity Affiliates, and each person, if any, who controls National Integrity Life or an National Integrity Affiliate within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise; PROVIDED, a Sub-Account owns shares of the corresponding Fund and insofar as such losses, claims, damages, liabilities or actions:

                  (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Trust Registration Statement or any related prospectus, or sales literature or advertising of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust or the Trust Affiliates by or on behalf of National Integrity Life or the National Integrity Affiliates for use in the Trust Registration Statement or any related prospectus, or sales literature or advertising of the Trust, or otherwise for use in connection with the sale of the Contracts or shares of the Funds (or any amendment or supplement to any of the foregoing); or

                  (2) arise out of or as a result of any other statements or representations (other than statements or representations contained in any National Integrity Life Registration Statement or related prospectus, or sales literature or advertising for the Contracts [or any amendment or supplement to any of the foregoing] that are not supplied for use therein by or on behalf of the Trust or the Trust Affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of the Trust or a Trust Affiliate or persons under their control (including, without limitation, their employees and "persons associated with a member" as that term is defined in Section (q) of Article I of the NASD By-Laws) in connection with the sale or distribution of shares of the Funds; or

                  (3) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any National Integrity Life Registration Statement or related prospectus, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing) or the omission or alleged omission to state therein a

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                           material fact required to be stated therein or
                           necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to National Integrity Life, the Distributor or the National Integrity Affiliates by or on behalf of the Trust or the Trust Affiliates for use in any National Integrity Life Registration Statement or related prospectus, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing); or

                  (4) arise as a result of any failure by the Trust to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

         (b) Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e) hereof, the Trust agrees to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with the written consent of the Trust), or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Fund to operate as a regulated investment company in compliance with (y) Subchapter M of the Code and regulations thereunder, or (z) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Contract owners asserting liability against National Integrity Life pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by National Integrity Life of shares of another investment company or portfolio for those of any adversely affected Fund if National Integrity Life reasonably deems such substitution to be necessary or appropriate as a result of the noncompliance.

         (c) The Trust shall not be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (y) under this Agreement or (z) to National Integrity Life.

         (d) The Trust shall not be liable under this Section 12.2 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such action shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section
                  12.2. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, the Trust will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from the Trust to such Indemnified Party of the Trust's election to assume the defense thereof, the Indemnified Party will cooperate fully with the Trust and shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

         (e) In no event shall the Trust be liable under the indemnification provisions contained in this Agreement to any individual or entity, including, without limitation, National Integrity Life or any other participating insurance company or any Contract owner, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (x) a breach of any representation, warranty, and/or covenant made by National Integrity Life hereunder or by any participating insurance company under an agreement containing substantially similar representations, warranties and covenants; (y) the failure by National Integrity Life or any participating insurance company to maintain its segregated asset account (which invests in any Fund) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or
                  (z) the failure by National Integrity Life or any participating insurance company to maintain its variable annuity or life insurance contracts (with respect to which any Fund serves as an underlying funding vehicle) as annuity contracts or life insurance contracts under applicable provisions of the Code.

         12.3 "Trust Affiliates" means Western-Southern Mutual Holding Company, Western-Southern Financial Group, Inc., The Western and Southern Life Insurance Company, Western-Southern Life Assurance Company ("WSLAC"), Columbus Life Insurance Company ("CLIC"), Fort Washington Investment Advisors, Inc. ("FWIA") and any subsidiary of WSLAC, CLIC or FWIA.

         12.4 "National Integrity Affiliates" means Integrity Life Insurance Company ("Integrity") and any subsidiary of Integrity or National Integrity.

         12.5 EFFECT OF NOTICE. Any notice given by the indemnifying party to an Indemnified Party referred to in Sections 12.1(c) or 12.2(d) above of participation in or control of any action by the indemnifying party will in no event be deemed to be an admission by the indemnifying party of liability, culpability or responsibility, and the indemnifying party will remain free to contest liability with respect to the response to the claim among the parties or otherwise.

         13. MIXED FUNDING PROCEDURES. The parties agree to comply with the mixed funding procedures set forth in Exhibit B attached hereto. If, at any time during which any Fund is serving as an investment medium for the Contracts, Rules 6(e)-3(T) or 6e-2 promulgated under the 1940 Act are amended, a permanent rule replacing Rule 6(e)-3(T) is adopted by the SEC, any other rule is adopted by the SEC that provides exemptive relief with respect to mixed funding or shared funding, or the Trust obtains an exemptive order related to mixed funding or shared funding, the parties will comply with the applicable terms and conditions thereof and Exhibit B shall be deemed modified if and only to the extent required in order to comply with the applicable terms and conditions thereof.

         14.      ADDITIONAL SEPARATE ACCOUNTS AND AVAILABLE FUNDS.

         14.1 The parties hereto may agree, from time to time, (y) to amend Schedule A to permit additional sub-accounts or additional separate accounts of National Integrity Life ("Additional Accounts") to purchase shares of the Funds or additional series of the Trust ("Additional Funds") or (z) to amend Schedule B to make the Funds or Additional Funds available for purchase by the Separate Accounts or Additional Accounts or to delete, combine or modify the series of the Trust available for purchase by the Separate Accounts or Additional Accounts. Upon such amendment to Schedule A or to Schedule B, any applicable reference to a Sub-Account, a Separate Account or a Fund shall include a reference to the Additional Accounts or the Additional Funds. Schedules A and B, as amended from time to time, are incorporated herein by reference and are a part of this Agreement.

         14.2 The Board of Trustees of the Trust (the "Trustees") may refuse to sell shares of any series of the Trust to any person. The Trustees may suspend or terminate the offering of shares of any series of the Trust if (y) such action is required by law or by regulatory authorities having jurisdiction or
(z) in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such series.

         15.      CONFIDENTIALITY.

         15.1 The Trust acknowledges that the identities of the customers of National Integrity Life or the National Integrity Affiliates (the "National Integrity Companies"), information maintained about customers of any of the National Integrity Companies, and computer programs and procedures and other information developed by the National Integrity Companies or any of their respective employees or agents in connection with National Integrity Life's performance of its duties under this Agreement are the valuable property of the National Integrity Companies. The Trust agrees that, if it comes into possession of any list or compilation of the identities of or other information about the customers of any of the National Integrity Companies or any other information or property of any of the National Integrity Companies (other than information that may be independently developed or compiles by the Trust from information supplied to it by the customers of any of the National Integrity Companies who also maintain accounts directly with the Trust) the Trust will hold such information or property in confidence and refrain from using, disclosing or distributing any such information or other property except (y) with National Integrity Life's prior written consent, or (z) as required by law or judicial process.

         15.2 National Integrity Life acknowledges that the identities of the shareholders of the Trust, information maintained about shareholders of the Trust, and computer programs and procedures and other information developed by the Trust or any of its employees or agents in connection with the Trust's performance of its duties under this Agreement are the valuable property of the Trust. National Integrity Life agrees that, if it comes into possession of any list or compilation of the identities of or other information about the shareholders of the Trust or any other information or property of the Trust (other than information that may be independently developed or compiled by National Integrity Life from information supplied to it by the shareholders of the Trust who also maintain accounts directly with National Integrity Life) National Integrity Life will hold such information or property in confidence and refrain from using, disclosing or distributing any such information or other property except (y) with the Trust's prior written consent, or (z) as required by law or judicial process.

         15.3 Each party acknowledges that any breach of the agreements in this
Section 15 would result in immediate and irreparable harm to the other parities for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parities will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

         16.  TRADEMARKS, FUND NAMES AND SALES LITERATURE OR PROMOTIONAL
              MATERIALS.

         16.1 Touchstone Advisors, Inc. ("Advisors") owns all right, title and interest in and to the name, trademark and service mark "Touchstone" and such other trade names, trademarks and services marks as may be listed on Exhibit D hereto, as amended from time to time by written notice from the Trust to National Integrity Life (the "Licensed Marks"), and is authorized to use and to license other persons to use the Licensed Marks. Advisors hereby grants to National Integrity Life and the National Integrity Affiliates a non-exclusive license to use the Licensed Marks in connection with National Integrity Life's performance of the services contemplated under this Agreement, subject to the terms and conditions set forth in this Section 16.

         16.2 The grant of license to National Integrity Life and the National Integrity Affiliates (the "Licensees") shall terminate automatically upon termination of this Agreement. Upon automatic termination of the license, the Licensees shall cease to use the Licensed Marks, except that National Integrity Life shall have the right to continue to service any outstanding Contracts bearing any of the Licensed Marks. Upon Advisors's elective termination of this license, the Licensees shall immediately cease to issue any new annuity or life insurance contracts bearing any of the Licensed Marks and shall likewise cease any activity that suggests it has any right under any of the Licensed Marks or that it has any association with Advisors, except that National Integrity Life shall have the right to continue to service outstanding Contracts bearing any of the Licensed Marks.

         16.3 National Integrity Life shall furnish to the Trust each piece of sales literature or other promotional materials prepared by National Integrity Life in which the Trust or any of its Funds is names, at least ten (10) business days prior to use. No such material shall be used if the

Trust or its designee reasonably objects to such use within ten (10) business days of receipt of such material. Sales literature and other promotional items includes, but is not limited to, advertisements, sales literature (i.e., any written communication distributed or made generally available to customers or the public such as brochures, research reports or form letters), prospectuses, statements of additional information, shareholder reports and proxy material.

         16.4 Each of the Licensees acknowledges and stipulates that it does not own the Licensed Marks and claims no rights therein other than as a licensee under this Agreement.

         17. NOTICES. Any notice, claim, request or demand required by this Agreement will be in writing and will be deemed to have been duly given on the day delivered or transmitted by fax or on the third business day after mailing (first class, postage prepaid) to the fax numbers or addresses set forth below:

         (a) If to National Integrity Life (for itself or on behalf of any Separate Account or any Sub-Account):

                  National Integrity Life Insurance Company
                  515 West Market
                  Louisville KY
                  Fax:  (502) 582-7903
                  Attn:  Kevin L. Howard

         (b)      If to the Trust (for itself or on behalf of any of its Funds):

                  Touchstone Variable Series Trust
                  211 East Fourth Street, Suite 300
                  Cincinnati, Ohio  45202
                  Fax:  (513) 362-
                  Attn: Jill T. McGruder

                  with a copy to:

                  Karen M. McLaughlin
                  Frost Brown Todd LLC
                  2200 PNC Center
                  Cincinnati, Ohio 45202
                  Fax: (513) 651-6981

         18. NO WAIVER. The forbearance or neglect of any party to insist upon strict compliance by any other party, with any of the provisions of this Agreement, whether continuing or not, or to declare a termination against the other party, will not be construed as a waiver of any of the rights or privileges of any party hereunder. No waiver of any right or privilege of any party arising from any default or failure of performance by any other party will affect the rights or privileges of any party in the event of a further default or failure of performance.

         19. ASSIGNMENT. No party to this Agreement may assign this Agreement or any interest in the Agreement, by operation of law or otherwise, without the prior written consent of all other parties to this Agreement.

         20. GOVERNING LAW. This Agreement will be construed and the provisions of this Agreement interpreted under and in accordance with the laws of Ohio. This Agreement will be subject to the provisions of the federal securities statutes, rules and regulations, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms of this Agreement will be interpreted and construed in accordance therewith.

         21. TRUST LIABILITY. All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust. None of the Trustees, officers, agents or shareholders of the Trust will be personally liable for obligations entered into on behalf of the Trust.

         22. SEVERABILITY. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

         23. RIGHTS CUMULATIVE. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or equity, that the parties are entitled to under federal and state laws.

         24. SURVIVAL OF SPECIFIED PROVISIONS. The indemnification provisions set forth in Section 12 hereof shall survive the termination of this Agreement. The provisions set forth in Section 7 and Section 13 hereof shall survive the termination of this Agreement as long as shares of the Trust are held on behalf of Contact owners in accordance with Section 11.

         25. COOPERATION. Each party to this Agreement will cooperate with each other party and all appropriate regulatory authorities and will permit each other party and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         26. HEADINGS. The headings used in the Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

         27. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which taken together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the 30th day of April, 2001.

                                   NATIONAL INTEGRITY LIFE INSURANCE COMPANY


                                   By:
                                        -------------------------------------

                                        -------------------------------------
                                        Name

                                        -------------------------------------
                                        Title

                                   TOUCHSTONE VARIABLE SERIES TRUST


                                   By:
                                        -------------------------------------
                                        Jill T. McGruder, President

Solely for the Purpose of Section 16:

TOUCHSTONE ADVISORS, INC.

By:
   -----------------------------------------
         Jill T. McGruder, President

                                    EXHIBIT A

                          FUND PARTICIPATION AGREEMENT
 NATIONAL INTEGRITY LIFE INSURANCE COMPANY AND TOUCHSTONE VARIABLE SERIES TRUST

Touchstone Small Cap Value Fund

Touchstone Emerging Growth Fund

Touchstone International Equity Fund

Touchstone High Yield Fund

Touchstone Value Plus Fund

Touchstone Growth & Income Fund

Touchstone Enhanced 30 Fund

Touchstone Balanced Fund

Touchstone Bond Fund

Touchstone Standby Income Fund

Touchstone Growth/Value Fund

Touchstone Equity Fund

Touchstone Money Market Fund

                                    EXHIBIT B

                          FUND PARTICIPATION AGREEMENT
 NATIONAL INTEGRITY LIFE INSURANCE COMPANY AND TOUCHSTONE VARIABLE SERIES TRUST
                            MIXED FUNDING PROCEDURES

A.       BACKGROUND

         Touchstone Variable Series Trust ("TVST") currently offers its shares to variable annuity separate accounts ("VA Separate Accounts") and variable life insurance separate accounts ("VLI Separate Accounts") of the same insurance company or affiliated insurance companies. This type of structure is referred to as a "mixed funding" arrangement.

CONDITIONS IMPOSED BY RULE 6e-3(T)(b)(15)

         Rule 6e-3(T)(b)(15) under the Investment Company Act of 1940 provides an exemption from many of the provisions of the 1940 Act to flexible premium VLI Separate Accounts. It also imposes numerous conditions upon flexible premium VLI Separate Accounts, including specific conditions that govern the manner in which a mixed funding arrangement may be implemented. These conditions are listed below.

         1. The underlying fund's board of trustees must consist of a majority of disinterested trustees (the "Independent Trustees").

         2. The fund's board of trustees must monitor for the existence of any material irreconcilable conflicts between the interests of variable annuity contract owners and scheduled or flexible premium variable life insurance policyholders investing in the underlying fund.

         3. The insurance company or companies must agree that it (they) will be responsible for reporting any potential or existing conflicts to the fund's board of trustees.

         4. If a conflict arises, the insurance company (companies) must, at its (their) own cost, remedy such conflict up to and including establishing a new registered management investment company and segregating the assets underlying the variable annuity contracts and the scheduled or flexible policies.

POSSIBLE CONFLICTS

         A material irreconcilable conflict could arise for a variety of reasons, including:

         1.       an action by state insurance or other regulatory authority

         2. a change in applicable federal or state insurance, tax or securities law or regulation, the issuance of a public ruling, private letter ruling, no-action letter or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities

         3. an administrative or judicial decision in any relevant proceeding

         4. the manner in which the investments of the underlying fund are being managed

         5. a difference in voting instructions given by variable annuity contract owners and scheduled or flexible premium variable life insurance policyholders

         6. a decision by a participating insurance company to disregard the voting instructions of contract owners or policyholders or

         7. loss of tax-deferred status by a participating insurance company separate account

B.       REQUEST FOR REPORTS

         In order for the Board of Trustees of TVST to monitor for potential conflicts, it will request such reports, materials and data as it deems necessary from life insurance companies whose VA Separate Accounts and VLI Separate Accounts invest in any Fund of TVST.

         The Board of Trustees of TVST will request that each participating life insurance company submit an annual report describing any potential or existing conflict among the interests of the variable annuity contract owners and the scheduled or flexible premium life insurance policyholders that invest in any Fund in TVST. In addition, the Board will request that each participating insurance company submit a similar report if, at any time during the year, the insurance company perceives any potential or existing conflict among the contract owners and policyholders that invest in any Fund in TVST.

         The Board of Trustees of TVST will request that each participating insurance company report on any potential or existing conflict based on (1) the reasons list above or (2) any other reason discovered by the insurance company that creates or could potentially create a conflict.

C.       BOARD ACTIONS TO REMEDY CONFLICTS

         If the Board of Trustees of TVST determines that there is a material irreconcilable conflict, it will give the applicable insurance company (companies) written notice of the conflict.

         Each participating insurance company will be required to take whatever steps are deemed necessary, as determined by a majority of Independent Trustees of TVST, to remedy or eliminate the conflict. Each participating insurance company will be required to bear the expenses of remedying or eliminating the conflict.

         The steps that the Board of Trustees of TVST might require a participating insurance company to take could include the actions described below.

         1. The Board of Trustees might require the insurance company to withdraw the assets allocable to some or all of its separate accounts from the Funds in TVST and reinvest such assets in a different investment medium, which may include another fund.

         2. The Board of Trustees might require the insurance company to submit the question of whether such segregation should be implemented to a vote of all affected contract owners and policyholders and, as appropriate, segregating the assets of any appropriate group that votes in favor of segregation.

         3. The Board of Trustees might require the insurance company to offer the option of making such a change to the affected contract owners and policyholders.

         4. The Board of Trustees might require the insurance company to establish a new registered management investment company or managed separate account.


                                      C-3